Exhibit 10.2

February 7, 2017

Leonard Feinstein

Bed Bath & Beyond Inc.

2 Jericho Plaza

Jericho, NY 11753

Dear Mr. Feinstein:

We write to confirm that in order to provide additional time for discussions respecting revisions to your employment agreement, as amended (the “Agreement”), the Agreement is hereby amended so that the Final Date thereunder shall be May 26, 2017. Except as aforesaid, the Agreement shall remain in full force and effect and unchanged.

BED BATH & BEYOND INC.

By:	/s/ Steven H. Temares
Steven H. Temares Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Leonard Feinstein
Leonard Feinstein